UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2003

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization) 200 Carillon Parkway, St. Petersburg, Florida (Address of Principal Executive Offices)	33-0499007 (I.R.S. Employer Identification Number) 33716-2325 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURES
Press Release dated 11/25/03

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits
Signatures
Exhibit 99.1 Press Release dated November 25, 2003

Item 5. Other Events and Regulation FD Disclosure

     As further described in a press release issued on November 25, 2003, as attached hereto as Exhibit 99.1, Catalina Marketing Corporation announced the extension of certain credit facilities through August 31, 2004.

Item 7. Financial Statements and Exhibits

     Exhibit 99.1 – Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

November 26, 2003	CATALINA MARKETING CORPORATION (Registrant)

/s/ Christopher W. Wolf Christopher W. Wolf Executive Vice President and Chief Financial Officer (Authorized officer of Registrant and principal financial officer)